UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2018

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5501 Headquarters Drive Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 8, 2018, the Board of Directors of Rent-A-Center, Inc. (the “Company”), in light of the updated financial guidance and financial and operational results information that would be reported by the Company in a press release to be issued on or before June 11, 2018 (the “Press Release”), determined it was appropriate to suspend the Company’s current trading blackout period applicable to the Company’s directors, executive officers, divisional vice presidents, senior vice presidents, vice presidents, and certain other designated home office co-workers. Following the issuance of the Press Release on June 10, 2018, the Company’s current trading blackout period was suspended, but each individual subject to the Company’s trading policy remained obligated to strictly adhere to all other aspects of that policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: June 14, 2018
	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary